Exhibit 10.62

Purchase and Sales Contract of Coal

Contracting Place: Anyang, Henan

Date of Contract: 2010-01-10

Contract No.: SCJM20100110-2

The Buyer: Henan Shuncheng Group Coal  Coke Co., Ltd

The Seller: Shandong Daotong Trade Co., Ltd

1.	Name of Consignee, Dispatching and Arriving Stations, Type of Goods, Quality, Time of Delivery, Quantity

Name of Consignee	Dispatching Station	Arriving Station	Type of Goods	Quality	Total Amount Of the year
Henan Shuncheng Group Coal Coke Co., Ltd	Longgu JI	Li Zhen	Cleaned Fat Coal with low sulfur content	ash≤9% volatilization ≤30% sulfur ≤0.5%	Seventy two thousand tons

Time of Delivery, Quantity
The first quarter			The second quarter			The third quarter			The fourth quarter
Jan.	Feb.	March	April	May	June	July	Aug.	Sept.	Oct.	Nov.	Dec.
6000	6000	6000	6000	6000	6000	6000	6000	6000	6000	6000	6000

2.	Delivery: The Seller shall send the goods under this contract by train to Lizhen Station and deliver on the board of the train.

3.
Standard and method of inspection on quality and quantity: Quality shall be based on the result of laboratory test made by Mining Administration and quantity shall be based on the railway transport invoices.

4.	Unit Price of coal: RMB ton (including tax and the expenses of sending the goods to the Buyer’s factory); and shall be based on the price adjustment notification made by the Mining Administration.
5.	Settlement of payment of goods, freight and miscellaneous charges: Pay by acceptance, and settle against two bills.
6.	Liability for Breach of Contract: In accordance with the Contract Law.
7.	Settlement of Disputes: To be solved by friendly consultation between the two parties, or submitted to the People’s Court in the signature place of the contract.
8.	Others: The Unit Price of the goods under this contract shall change with the market price.

The Buyer(Purchase)	The Seller(Sale)
Full Name: Henan Shuncheng Group Coal Coke Co., Ltd
Address: Gongye Road, South of Tongye Town
Legal Representative:  /s/ Wang Xinkang
Entrusted Agent:
Bank of Deposit: Construction Bank of China, Anyang Zhongzhou Branch
Account No.:
Tax No.: 410522614985801
Telephone No.: 5608958
Seller: Shandong Daotong Trade Co., Ltd Address: No. 137, Dikou, Jinan City Legal Representative: /s/ Sun Qibin
[company seal and stamp]	[company seal and stamp]

Notification on Price Adjustment of Cleaned Washed Coal

Shandong Daotong Trade Co., Ltd:

Firstly, thanks for your support to our company.
To further stabilize the order in selling coal and fasten the cooperation relationship between us, we hereby inform you that from January 22nd, 2010, the unit price (including tax) of fat cleaned coal of Xin Julong Brand will increase by RMB 150/ton.

(seal)

[company seal and stamp]
2010/01/22